UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2005 (November 7, 2005)

i2 Telecom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-27704	91-1426372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 512-7174

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 7, 2005, Bernard R. Kossar resigned from the Board of Directors (the “Board”) of i2 Telecom International, Inc., a Washington corporation (the “Company”). Mr. Kossar has had no disagreements with the Company on any matters related to the Company’s operations, policies or practices.

The Company has provided Mr. Kossar with an opportunity to furnish the Company with a letter addressed to the Company stating whether he agrees with the statements made herein and, if not, stating the respects in which he does not agree. If the Company receives any such letter from Mr. Kossar, then it will file such letter with the Securities and Exchange Commission within two business days after receipt thereof as an exhibit by an amendment to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer

Dated: November 11, 2005